UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2017

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of CAS Medical Systems, Inc. (the "Company") held on June 21, 2017, three proposals were voted upon and approved by the Company's stockholders.  A brief description of each proposal voted upon at the annual meeting and the number of votes cast for, against, and withheld, as well as the number of abstentions and broker non-votes, where applicable, are set forth below.

(1) Election of seven members of the Board of Directors, each for a term of one year:

Nominee	For	Withheld	Broker Non-Votes
Alan W. Milinazzo	18,946,953	481,010	10,775,664
Paul A. Molloy	18,986,517	441,446	10,775,664
Thomas M. Patton	18,985,122	442,841	10,775,664
Gregory P. Rainey	18,978,492	449,471	10,775,664
James E. Thomas	18,976,617	451,346	10,775,664
Kathleen A. Tune	18,885,277	542,686	10,775,664
Kenneth R. Weisshaar	18,986,492	441,471	10,775,664

(2) Advisory approval of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
18,903,847	466,424	57,692	10,775,664

(3) Ratification of the appointment of CohnReznick LLP as auditor for the Company for the fiscal year ending December 31, 2017:

For	Against	Abstain
29,886,485	257,250	59,892

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: June 22, 2017	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

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